Exhibit 99.1

2U, Inc. Reports Third Quarter 2017 Financial Results

First Reporting Period Including GetSmarter’s Financial Results

LANHAM, MD, November 7, 2017 — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the third quarter ended September 30, 2017. 2U completed its acquisition of GetSmarter (incorporated as Get Educated Proprietary International Limited) on July 1, 2017. GetSmarter’s financial results are only included in the combined company’s financial statements from the closing date forward and are not reflected in either 2U’s financial statements or the presentation of non-GAAP measures included in this press release for periods prior to the acquisition date. As a result, the third quarter ended September 30, 2017 is the first period, which represents the combined results of 2U and GetSmarter.

Third Quarter 2017 Results

•                                          Revenue was $70.3 million, an increase of 35% from $52.0 million in the third quarter of 2016.

•                                          Net loss was $(14.7) million, or $(0.30) per share, compared to $(6.8) million, or $(0.14) per share, in the third quarter of 2016.

•                                          Adjusted net loss was $(7.4) million, or $(0.15) per share compared to an adjusted net loss of $(2.7) million, or $(0.06) per share, in the third quarter of 2016.

•                                          Adjusted EBITDA loss was $(3.7) million, compared to an adjusted EBITDA loss of $(0.2) million in the third quarter of 2016.

Of the 35% year-over-year revenue growth in the third quarter, 27% was related to 2U’s Graduate Program business and the remainder was attributable to revenue from the recently acquired Short Course business. On a consolidated basis, the year-over-year net loss, adjusted net loss and adjusted EBITDA loss changes were primarily related to the consolidation of results from the recently acquired Short Course business. For more information on the impact of the GetSmarter acquisition on 2U’s consolidated third quarter results, please see the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2017, and listen to the Company’s third quarter 2017 financial results conference call or review the transcript thereof.

“We have now delivered 15 quarters of strong financial results with no plans of slowing down in 2018,” 2U CEO and co-founder Christopher “Chip” Paucek said. “We are further cementing our leadership position and forging new pathways in the digital education space with short courses. Although we expect the domestic graduate landscape to continue to produce strong growth, short courses now allow us to provide a more comprehensive product solution to our clients. Based on this combined strength, we expect 2018 year-over-year revenue growth of between 38 to 39 percent. In addition, our acquisition of GetSmarter enables us to expand and more effectively serve the growing demand coming from global markets, a trend that we expect to continue in 2019 with our plans to launch 2U’s first international graduate program, or IGP.”

Program Developments

2U initially targeted 12 new Domestic Graduate Programs (DGPs) in 2018. Last year, 2U raised that target to 13 DGPs. 2U has now slotted all 13 launches, but due to university demand, 2U has increased the expected 2018 launch cohort to 14 DGPs, and for 2019 has already targeted 16 DGPs for launch.

The following 13 DGPs are each slotted to launch in 2018. They are listed in the order of their expected launch date. Included is the Yale Physician Assistant program, which has been approved by its accrediting body and will be the 13th DGP, with classes beginning in January 2018. 2U expects to announce the final 2018 DGP before the end of the year.

•                  Yale University: Yale PA Online, a Master of Medical Sciences for Physician Associates degree

•                  University of Denver: MBA@Denver, a Master of Business Administration degree

•                  University of Denver: MSW@Denver, a Master of Social Work degree

•                  Harvard University: Harvard Business Analytics Program, a business analytics certificate

•                  University of Dayton: Dayton Education Program, a suite of education and behavioral science degrees with the School of Education and Health Sciences

•                  University of California, Berkeley: cybersecurity@berkeley, a Master of Information and Cybersecurity degree

•                  University of Southern California: School Counseling Program, a Master of Education in School Counseling degree

•                  Fordham University: Education@Fordham, a suite of education degrees

•                  University of Southern California: DPT@USC, a Doctor of Physical Therapy degree

•                  Rice University: MBA@Rice, a Master of Business Administration degree

•                  The University of North Carolina at Chapel Hill: MPH@UNC, a suite of public health degrees

•                  Fordham University: OnlineMSW@Fordham, a Master of Social Work degree

•                  Emerson College: Speech@Emerson, a Master of Science in Communication Disorders degree

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for fourth quarter and full year of 2017, which incorporates the expected results for the Short Course business.

	4Q 2017	FY 2017
(in millions, except per share amounts)
Revenue	$84.6 - $85.6	$284.7 - $285.7
Net income (loss)	$(0.6) - $0.1	$(30.6) - $(29.9)
Net income (loss) per share, basic and diluted	$(0.01) - $0.00	$(0.62) - $(0.61)
Adjusted net income (loss)	$7.3 - $8.0	$(4.9) - $(4.2)
Adjusted net income (loss) per share	$0.13 - $0.14	$(0.10) - $(0.09)
Weighted-average shares of common stock outstanding, basic	52.3	49.1
Weighted-average shares of common stock outstanding, diluted	57.5	—
Adjusted EBITDA	$11.8 - $12.5	$10.5 - $11.2
Stock-based compensation expense	$6.5 - $6.6	$22.0 - $22.1

Note that in both the Graduate Program and Short Course businesses, marketing activities are typically reduced during the year-end holiday period resulting in increased fourth quarter margins. Fourth quarter margins should not be viewed as a run rate going into the early quarters of 2018.

Although the 2018 budget cycle is not complete, 2U is providing a preliminary view into 2018 based upon its early expectations:

•                  The distribution of revenue and earnings or loss measures across 2018 should change from that seen in 2017 because of both the concentration of 2018 Graduate Program launches earlier in the year and the addition of GetSmarter Short Course revenue, which we expect to accelerate in the second half of the year based on the timing of course launches.

•                  2018 revenue is expected to increase by between 38% and 39% over 2017.

•                  Of 2018 revenue, we currently expect that 44% to 45% will be recognized in the first half of the year and 55% to 56% will be recognized in the second half of the year. For both the first and second halves of 2018, we currently expect that between 48% and 49% of that half year revenue will be recognized in the first three months of the period.

•                  We currently expect a net loss margin for 2018 of between (11.6)% and (11.0)%.

•                  We currently expect a net loss margin in the first half of between (20.2)% and (19.3)%, and of that dollar net loss, approximately 42% to 43% is expected to be generated in the first quarter.

•                  We currently expect a net loss margin in the second half of between (4.8)% and (4.3)%, and of that dollar net loss, approximately 100% is expected to be generated in the third quarter.

•                  We currently expect an adjusted net loss margin for 2018 of between (1.9)% and (1.4)%, but we expect to report adjusted net income for the second half of the year.

•                  We currently expect an adjusted net loss margin in the first half of between (10.2)% and (9.5)%, and of that dollar adjusted net loss, approximately 40% to 41% is expected to be generated in the first quarter.

•                  We currently expect an adjusted net income margin in the second half of between 4.8% and 5.3%, and of that dollar adjusted net income, substantially all of it is expected to be generated in the fourth quarter.

•                  We currently expect an adjusted EBITDA margin for 2018 of between 3.8% and 4.3%, but we expect to report an adjusted EBITDA loss for the first half of the year.

•                  We currently expect an adjusted EBITDA loss margin in the first half of between (4.3)% and (3.6)%, and of that dollar adjusted EBITDA loss, approximately 30% to 27% of the loss is expected to be generated in the first quarter.

•                  We currently expect an adjusted EBITDA margin in the second half of between 10.3% and 10.8%, and of that dollar adjusted EBITDA, approximately 22% to 23% is expected to be generated in the third quarter.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted net income (loss) per share, which are non-GAAP financial measures.

We define adjusted EBITDA as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

We define adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. These non-GAAP measures are key metrics Company management uses to compare the Company’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures also provide useful information to investors and analysts relating to 2U’s financial condition and results of operations. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

What:	2U, Inc.’s third quarter 2017 financial results conference call
When:	Tuesday, November 7, 2017
Time:	5 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and successful outcomes. To learn more, visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the Securities and Exchange Commission. In addition, there are significant risks and uncertainties relating to 2U’s acquisition and ownership of GetSmarter, including risks and uncertainties relating to the integration of GetSmarter’s operations and the realization of anticipated benefits from the acquisition. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Molly Greenberg, 2U, Inc., mgreenberg@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$202,434	$168,730
Accounts receivable, net	42,332	7,860
Prepaid expenses and other assets	12,950	8,108
Total current assets	257,716	184,698
Property and equipment, net	45,025	15,596
Goodwill	67,600	—
Amortizable intangible assets, net	84,795	34,131
Prepaid expenses and other assets, non-current	21,214	9,895
Total assets	$476,350	$244,320
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$32,496	$14,724
Accrued compensation and related benefits	15,031	16,491
Deferred revenue	16,628	3,137
Other current liabilities	9,795	6,717
Total current liabilities	73,950	41,069
Non-current lease-related liabilities	17,626	7,620
Deferred government grant obligations	3,500	—
Deferred tax liabilities, net	9,602	—
Other non-current liabilities	2,160	394
Total liabilities	106,838	49,083
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 52,136,056 shares issued and outstanding as of September 30, 2017; 47,151,635 shares issued and outstanding as of December 31, 2016	52	47
Additional paid-in capital	579,422	371,455
Accumulated deficit	(206,345)	(176,265)
Accumulated other comprehensive loss	(3,617)	—
Total stockholders’ equity	369,512	195,237
Total liabilities and stockholders’ equity	$476,350	$244,320

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$70,250	$51,960	$200,074	$148,514
Costs and expenses
Curriculum and teaching	1,792	—	1,792	—
Servicing and support	12,939	10,351	37,322	30,123
Technology and content development	12,735	8,670	33,080	24,787
Marketing and sales	41,311	28,165	113,223	79,304
General and administrative	17,227	11,569	44,821	32,960
Total costs and expenses	86,004	58,755	230,238	167,174
Loss from operations	(15,754)	(6,795)	(30,164)	(18,660)
Interest income	18	37	267	220
Interest expense	(36)	—	(37)	(35)
Other income (expense), net	59	—	(972)	—
Loss before income taxes	(15,713)	(6,758)	(30,906)	(18,475)
Income tax benefit	974	—	974	—
Net loss	$(14,739)	$(6,758)	$(29,932)	$(18,475)
Net loss per share, basic and diluted	$(0.30)	$(0.14)	$(0.62)	$(0.40)
Weighted-average shares of common stock outstanding, basic and diluted	48,961,914	46,903,628	47,962,201	46,453,480

Other comprehensive loss
Foreign currency translation adjustments, net of tax of $0 for all periods presented	(3,617)	—	(3,617)	—
Comprehensive loss	$(18,356)	$(6,758)	$(33,549)	$(18,475)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(29,932)	$(18,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,318	7,060
Stock-based compensation expense	15,537	11,593
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(33,915)	(19,999)
Increase in prepaid expenses and other assets	(1,638)	(316)
Increase in accounts payable and accrued expenses	6,101	2,810
(Decrease) increase in accrued compensation and related benefits	(1,447)	386
Increase in deferred revenue	11,723	421
(Increase) decrease in payments to university clients	(12,146)	1,320
Increase in other liabilities, net	5,349	778
Other	971	—
Net cash used in operating activities	(26,079)	(14,422)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(97,102)	—
Purchases of property and equipment	(20,924)	(3,665)
Additions of amortizable intangible assets	(16,383)	(12,493)
Net cash used in investing activities	(134,409)	(16,158)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	189,917	—
Proceeds from exercise of stock options	4,118	4,324
Proceeds from debt	4,033	—
Payments on debt	(1,517)	—
Tax withholding payments associated with settlement of restricted stock units	(1,310)	(378)
Other	—	(168)
Net cash provided by financing activities	195,241	3,778
Effect of exchange rate changes on cash	(1,049)	—
Net increase (decrease) in cash and cash equivalents	33,704	(26,802)
Cash and cash equivalents, beginning of period	168,730	183,729
Cash and cash equivalents, end of period	$202,434	$156,927

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except share and per share amounts)
Net loss	$(14,739)	$(6,758)	$(29,932)	$(18,475)
Adjustments:
Foreign currency (gain) loss	(59)	—	972	—
Amortization of acquired intangible assets	1,598	—	1,598	—
Income tax benefit on amortization of acquired intangible assets	(375)	—	(375)	—
Stock-based compensation expense	6,147	4,073	15,537	11,593
Total adjustments	7,311	4,073	17,732	11,593
Adjusted net loss	$(7,428)	$(2,685)	$(12,200)	$(6,882)
Net loss per share (1)	$(0.30)	$(0.14)	$(0.62)	$(0.40)
Adjusted net loss per share (1)	$(0.15)	$(0.06)	$(0.25)	$(0.15)
Weighted-average shares of common stock outstanding, basic (1)	48,961,914	46,903,628	47,962,201	46,453,480

(1)         The Company computes net loss per share and adjusted net loss per share using basic weighted-average shares of common stock outstanding.

The following table presents a reconciliation of net loss to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)
Net loss	$(14,739)	$(6,758)	$(29,932)	$(18,475)
Adjustments:
Interest income	(18)	(37)	(267)	(220)
Interest expense	36	—	37	35
Foreign currency (gain) loss	(59)	—	972	—
Depreciation and amortization expense	5,887	2,534	13,318	7,060
Income tax benefit	(974)	—	(974)	—
Stock-based compensation expense	6,147	4,073	15,537	11,593
Total adjustments	11,019	6,570	28,623	18,468
Adjusted EBITDA (loss)	$(3,720)	$(188)	$(1,309)	$(7)

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net income (loss) guidance and adjusted EBITDA guidance and (ii) a reconciliation of net loss per share guidance to adjusted net income (loss) per share guidance, each at the midpoint of the ranges provided by the Company, for each of the periods indicated:

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
	$	$/Share	$	$/Share
	(in thousands, except per share amounts)
Net loss	$(250)	$(0.01)	$(30,200)	$(0.62)
Foreign currency loss	—	*	1,000	0.02
Amortization of acquired intangible assets	1,600	0.03	3,200	0.07
Income tax benefit on amortization of acquired intangible assets	(250)	(0.00)	(650)	(0.01)
Stock-based compensation expense	6,500	0.11	22,050	0.45
Adjusted net income (loss)	7,600	0.13	(4,600)	(0.09)
Net interest (income) expense	—	*	(200)	*
Depreciation and amortization expense	4,500	*	16,200	*
Income tax benefit	—	*	(600)	*
Adjusted EBITDA	$12,100	$ *	$10,800	$ *
Projected weighted-average shares of common stock outstanding, basic		*		49,100
Projected weighted-average shares of common stock outstanding, diluted		57,545		*

*                                         Not provided.

Key Financial Performance Metric

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our Graduate Program Segment for the last eight quarters.

	Q4 ‘15	Q1 ‘16	Q2 ‘16	Q3 ‘16	Q4 ‘16	Q1 ‘17	Q2 ‘17	Q3 ‘17
Graduate Program full course equivalent enrollments	16,530	17,709	18,823	19,126	21,686	23,857	23,903	24,062

Graduate Program average revenue per full course equivalent enrollment	$2,617	$2,679	$2,609	$2,717	$2,645	$2,717	$2,719	$2,740

Short Course Segment

The full course equivalent enrollments and average revenue per full course equivalent enrollment of our Short Course Segment for the third quarter of 2017 was 4,079 and $1,232, respectively. The calculation of Short Course average revenue per full course equivalent enrollment includes $0.7 million of revenue that was excluded in the results of operations of the third quarter of 2017, due to an adjustment recorded as part of the provisional valuation of GetSmarter.